                                November 14, 2003

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to Oppenheimer  Senior Floating Rate Fund,
a   Massachusetts   business   trust  (the  "Fund"),   in  connection   with  the
registration of an additional  10,000,000  Class A shares of beneficial  interest on Form N-2 under the  Securities  Act of 1933,  as amended,  and the  Investment
Company  Act of 1940,  as amended,  (the  "Registration  Statement")  to be filed
with  the  Securities   and  Exchange   Commission  by  the  Fund  and  to  which
Registration  Statement  this opinion is an Exhibit.  As counsel for the Fund, we have examined the Registration Statement, such statutes,  regulations,  corporate records and other  documents  and reviewed  such  questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon the foregoing,  we are of the opinion that the additional  Class
A shares to be issued as described in the  Registration  Statement have been duly authorized and, assuming receipt of the  consideration to be paid therefor,  upon sale and  delivery  as provided in the  Registration  Statement,  will be legally and validly  issued,  fully paid and  non-assessable  (except  for the  potential liability  of  shareholders  described  in the  Fund's  Statement  of  Additional
Information  under the caption  "Shareholder  and Trustee  Liability"  under "How the Fund is Managed - Organization and History").

      We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration   Statement  and  to  the  reference  to  us  in  the   Registration
Statement.  We do not  thereby  admit that we are within the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the  rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.